EXHIBIT 99.1
Company Contact:
Stephen A. Heit
800 524-2720, ext. 183
FOR IMMEDIATE RELEASE

CCA INDUSTRIES, INC. ANNOUNCES THE APPOINTMENT OF NEW CHIEF EXECUTIVE OFFICER AND REPORTS THIRD QUARTER RESULTS

EAST RUTHERFORD, N.J., October 17, 2013 -- CCA Industries, Inc. (NYSE MKT: "CAW"), a leading marketer and distributor of well-known Health & Beauty Aids, announced today the appointment of Richard Kornhauser as Chief Executive Officer and President, effective immediately. Third quarter results covering the period ending August 31, 2013 are also highlighted herein.
The unfortunate loss of the company’s dynamic Chief Executive Officer, Dunnan Edell, earlier this year caused it to operate without a full-time CEO in the highly competitive Health and Beauty Aids Industry during the last eight (8) months. Without the energy, passion and creativity that Dunnan brought to CCA Industries and its successful brands, the company lost important momentum in 2013. As a result the company’s performance, in-store merchandising position and turnover were not nearly on par with its successful efforts over the past 25 years.

The company and its Board of Directors has been seeking an experienced, energetic and creative Chief Executive Officer and is now pleased to announce that it has employed Richard Kornhauser to help drive CCA Industries going forward.

Mr. Kornhauser, aged 58, has over the past thirty years honed his well-developed management skills, strong entrepreneurial drive, and his keen sense of opportunities in the Health and Beauty Aids Industry at companies with very similar problem-solution brands to CCA Industries: Chattem, Incorporated, Combe Incorporated, and FGX International. Richard was instrumental in spearheading the marketing and advertising efforts which helped drive significant, and profitable growth for such brands as: Gold Bond® skin care, Icy Hot® topical analgesics, Selsun-Blue® dandruff shampoo, Sea Bond® denture care, Odor-Eaters® foot care, and even the iconic Foster Grant® eyewear brand.

The Company has commenced a major reorganization of its operations so that it can focus all its energy and financial strength on its products. The Company has already substantially reduced overhead and the Company will also temporarily suspend its quarterly dividend. These savings are being targeted for new marketing and advertising programs, including new product launches and sales promotional efforts that will trigger new momentum in the coming year.
The Company reported total revenues for the third quarter ended August 31, 2013 of $9,734,911 and a net loss of $792,892. For the same period of 2012, the Company had revenues of $14,003,207 and net income of $428,747. The basic and fully diluted loss per share for the third quarter of 2013 was $0.11 as compared to basic and fully diluted earnings per share of $0.06 for same period of 2012. Total revenues for the nine months ended August 31, 2013 were $32,796,772, as compared to $42,401,926, for the same period in 2012. The Company reported a net loss for the first nine months of fiscal 2013 of $1,965,119, as compared to net income of $818,381 for the same period in fiscal 2012. The basic and fully diluted loss per per share for the nine months ended August 31, 2013 was $0.28 as compared to the basic and fully diluted earnings per share of $0.12 for the same period in 2012.
CCA Industries, Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Mega-T” Green Tea diet supplements, “Mega-T” Green Tea gum and mint products, “Bikini Zone” medicated topical and shave gels, “Nutra Nail” nail care treatments, “Gel Perfect” UV free gel color, “Scar Zone” scar treatment products, “Sudden Change” anti-aging skin care products, “Cherry Vanilla” fragrances, “Solar Sense” sun protection products, “Hair Off” hair removal and depilatory products, “Wash 'N Curl” shampoos and conditioners and “Pain Bust RII” an analgesic product.
Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially, from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

CCA INDUSTRIES, INC.

Three months ended	August 31, 2013	August 31, 2012
Revenues	$9,734,911	$14,003,207

Net (Loss) Income	$(792,892)	$428,747

(Loss) Earnings per Share:
Basic	$(0.11)	$0.06
Diluted	$(0.11)	$0.06
Weighted Average Common Shares Outstanding
Basic	7,035,235	7,054,442
Diluted	7,035,235	7,054,442

 CCA INDUSTRIES, INC.

Nine months ended	August 31, 2013	August 31, 2012
Revenues	$32,796,772	$42,401,926

Net (Loss) Income	$(1,965,119)	$818,381

(Loss) Earnings per Share:
Basic	$(0.28)	$0.12
Diluted	$(0.28)	$0.12
Weighted Average Common Shares Outstanding
Basic	7,047,993	7,054,442
Diluted	7,047,993	7,054,442